EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Saba Software, Inc. 2000 Stock Incentive Plan and Saba Software, Inc. 2000 Employee Stock Purchase Plan of our report dated June 20, 2002, with respect to the consolidated financial statements of Saba Software, Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 2002, filed with the Securities and Exchange Commission.

/S/    ERNST & YOUNG LLP

Palo Alto, California

July 31, 2003